Exhibit 99.1

Arena Announces Management and Program Updates and

Reports Fourth Quarter and Full-Year 2019 Financial Results

•	Appoints Kevin R. Lind as President and Chief Executive Officer of Arena Neuroscience, Inc.
•	Appoints Laurie D. Stelzer as Executive Vice President and Chief Financial Officer of Arena
•	Expects to deliver up to eight major data readouts between 2020-21 and multiple INDs
•	Progressing first- or best-in-class drug candidates with liquidity position of $1.1bn as of year-end 2019

SAN DIEGO, Calif., February 26, 2020 - Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the fourth quarter and full-year ended December 31, 2019.

“As we continue to execute on near and mid-term operational objectives, including delivering up to eight major data readouts between 2020 and 2021, we must also make the bold, strategic moves necessary to unlock the critical value that we believe our pipeline holds,” said Amit D. Munshi, President and CEO of Arena. “As a result, I am excited to announce the appointment of Kevin Lind, as President and Chief Executive Officer of our subsidiary, Arena Neuroscience, Inc., and the appointment of Laurie Stelzer as Executive Vice President and Chief Financial Officer of Arena.”

“I have been tremendously privileged to have joined the company three years ago with the charter to reset Arena and deliver long-term shareholder value,” said Mr. Lind “I am excited to continue that mission by further leveraging the significant potential value of Arena’s world-class GPCR discovery research in the area of neuroscience. We believe Arena Neuroscience has an opportunity to expand treatment options in a therapeutic area where there is an urgent unmet need for patients.”

Laurie Stelzer joins Arena from Halozyme Therapeutics, where she has spent the last five years as the Chief Financial Officer, leading the Finance, Information Technology, Business Development, Project Management and Site Operations organizations. Prior to joining Halozyme, Laurie held senior management roles at Shire Plc (acquired by Takeda), including Senior Vice President of Finance, Division CFO for the Regenerative Medicine Division, and Head of Investor Relations. Previously she held positions of increasing responsibility during her fifteen-year career at Amgen, Inc., spanning the areas of Finance, Treasury, Global Accounting and International/Emerging Markets. Laurie received her B.S. in Accounting from Arizona State University, and her M.B.A. from the Anderson School at the University of California, Los Angeles. She currently serves on the board of directors for Surface Oncology.

“Laurie is an accomplished executive with significant financial expertise across both emerging and established biotechnology companies and will be an exceptional addition to our management team,” said Mr. Munshi. “Having previously worked with Laurie at Amgen, I am confident in her experience and leadership as we continue to scale a sustainable, vibrant, company while being mindful stewards of our resources.”

Program Updates:

•	Etrasimod ELEVATE UC 52 Phase 3 trial in ulcerative colitis (UC) ongoing; ELEVATE UC 12 Phase 3 trial expected to initiate at a later date
•	Etrasimod CULTIVATE Phase 2b dose-ranging trial in Crohn’s disease (CD) initiated and ongoing
•	Etrasimod eosinophilic esophagitis (EoE) Phase 2b and alopecia areata (AA) Phase 2 planning ongoing, initiation expected this year
•	Etrasimod atopic dermatitis (AD) ADVISE Phase 2b trial ongoing; data expected H2 2020
•	Olorinab CAPTIVATE Phase 2b trial in abdominal pain associated with irritable bowel syndrome (IBS-C, IBS-D) ongoing; data expected H2 2020
•	APD418 in acute heart failure (AHF) Phase 1 trial ongoing; Fast Track designation granted

Financial Update

Fourth Quarter 2019 Financial Results

•	Revenues totaled $3.0 million, primarily consisting of $5.0 million of development milestone revenue from Everest offset by a reduction of estimated future royalties from BELVIQ sales
•	Research and development expenses totaled $74.6 million, including $7.0 million related to non-cash share-based compensation
•	General and administrative expenses totaled $22.2 million, including $6.3 million related to non-cash share-based compensation
•	Net loss was $88.3 million or $1.76 per share

Full-Year 2019 Financial Results

•	Revenues totaled $806.4 million, primarily consisting of $800.0 million of revenue from the United Therapeutics upfront payment
•	Research and development expenses totaled $231.5 million, including $27.4 million related to non-cash share-based compensation
•	General and administrative expenses totaled $77.6 million, including $25.7 million related to non-cash share-based compensation
•	Income tax provision was $110.3 million as a result of utilizing the deferred tax assets that were recorded in the fourth quarter of 2018
•	Net income was $397.6 million, or $7.99 per share

At December 31, 2019, Arena’s cash, cash equivalents and investments balance was approximately $1.1 billion and approximately 50.2 million shares of Arena common stock were outstanding.

Conference Call & Webcast Information

Arena will host a conference call and live webcast with the investment community today, Wednesday, February 26, 2020, at 4:30 PM ET to discuss the financial results and provide a corporate update.

When: Wednesday, February 26, 2020, at 4:30 PM ET

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 8286947

Please join the conference call at least 10 minutes early to register. You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is uniquely positioned to develop best-in-disease medicines with optimized efficacy and safety for patients globally. Our drive to deliver a robust pipeline of novel, transformational medicines is grounded in two decades of world class G-protein-coupled receptor (GPCR) discovery research.

It is the breadth and depth of our portfolio, prioritization of drug development to meet unmet patient needs, strong financial health and growing, bold-thinking world-class team that gives Arena the ingredients and passion to build a sustainable, vibrant next generation pharmaceutical company.

Etrasimod, olorinab and APD418 are investigational compounds that are not approved for any use in any country.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “expects,” “objectives,” “believe,” “excited to,” “potential,” “will,” “confident in,” “planning,” “estimated,” and “uniquely positioned to” and include, without limitation, statements about the following: Arena’s planned conference call and webcast with the investment community; design, initiation, enrollment, data and results, and timing relating to ongoing and intended programs and studies, including the timing of planned IND filings, initiation of planned clinical trials, and timing of data readouts; the potential of Arena’s drug candidates, including to be first- or best-in-class, world-class, or best-in disease, have optimized efficacy and safety, have critical value, and satisfy an unmet need; the potential of Arena Neuroscience; and Arena’s position, drive, portfolio, prioritization, financial position, team, and building of the company. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and Arena’s drug candidates may not advance in development or be approved for marketing; enrolling patients in Arena’s ongoing and intended clinical trials is competitive and challenging; Fast Track designation may not result in an expedited regulatory review process; risks related to developing and commercializing drugs; Arena may need additional funds to advance all of its programs, and you and others may not agree with the manner Arena allocates its resources; risks and uncertainties relating to cash and revenues that may be generated from product sales or other sources, including the impact of competition; Arena’s revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena’s guidance or previously reported results; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; satisfactory resolution of litigation or other disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on licenses or collaborative arrangements, including lack of control and potential disputes; the entry into or modification or termination of licenses or collaborative arrangements; and Arena’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission (SEC), including but not limited to Arena’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and Arena’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which was filed with the SEC on November 8, 2019. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Arena Pharmaceuticals, Inc.

Executive Vice President and

Chief Financial Officer

klind@arenapharm.com

858.210.3636

Arena Media Contact:

IR@arenapharm.com

858-453-7200

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(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)
Revenues
United Therapeutics revenue	$—	$—	$800,000	$—
Collaboration and other revenue	6,580	6,878	7,284	11,402
Royalty revenue	(3,578)	1,770	(853)	6,568
Total revenues	3,002	8,648	806,431	17,970

Operating Costs & Expenses
Research & development	74,632	37,890	231,496	115,029
General & administrative	22,243	12,935	77,616	45,257
Transaction costs	—	2,467	14,573	2,467
Total operating costs & expenses	96,875	53,292	323,685	162,753
Income (loss) from operations	(93,873)	(44,644)	482,746	(144,783)

Total interest & other income (expense), net	5,562	3,090	25,142	5,949
Income (loss) from continuing operations before income taxes	(88,311)	(41,554)	507,888	(138,834)
Income tax (provision) benefit	—	110,265	(110,333)	110,265
Income (loss) from continuing operations	(88,311)	68,711	397,555	(28,569)
Loss from discontinued operations	—	—	—	(830)
Net income (loss)	$(88,311)	$68,711	$397,555	$(29,399)

Net income (loss) per share, basic:
Continuing operations	$(1.76)	$1.39	$7.99	$(0.61)
Discontinued operations	—	—	—	(0.02)
	$(1.76)	$1.39	$7.99	$(0.63)

Net income (loss) per share, diluted:
Continuing operations	$(1.76)	$1.35	$7.69	$(0.61)
Discontinued operations	—	—	—	(0.02)
	$(1.76)	$1.35	$7.69	$(0.63)

Shares used in calculating net income (loss) per share, basic:	50,113	49,409	49,779	47,041
Shares used in calculating net income (loss) per share, diluted:	50,113	50,826	51,698	47,041

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	December 31, 2019	December 31, 2018
	[1]	[1]
Assets
Cash & cash equivalents	$243,274	$161,037
Accounts receivable	1,654	5,086
Deferred tax assets	—	110,333
Prepaid expenses & other current assets	18,715	10,008
Total available-for-sale investments	867,229	367,006
Land, property & equipment, net	25,128	23,114
Other non-current assets	18,123	10,319
Total assets	$1,174,123	$686,903

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$41,153	$26,635
Total lease financing obligations & other long-term liabilities	61,505	54,010
Total stockholders’ equity	1,071,465	606,258
Total liabilities & stockholders’ equity	$1,174,123	$686,903

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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